CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated June 19, 2015, relating to the financial statements and financial highlights, which appear in the April 30, 2015 Annual Reports to Shareholders of Columbia AMT-Free California Intermediate Muni Bond Fund, Columbia AMT-Free Georgia Intermediate Muni Bond Fund, Columbia AMT-Free Maryland Intermediate Muni Bond Fund, Columbia AMT-Free North Carolina Intermediate Muni Bond Fund, Columbia AMT-Free South Carolina Intermediate Muni Bond Fund, Columbia AMT-Free Virginia Intermediate Muni Bond Fund, and Columbia Short Term Municipal Bond Fund (seven of the funds constituting Columbia Funds Series Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

August 25, 2015